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                                                                Exhibit 1.(ii)

                         GEORGIA-PACIFIC CORPORATION
                             (the "Corporation")

                               TERMS AGREEMENT

                                       December 5, 1995

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia  30303 - 5605

Attention:    John F. McGovern
              Executive Vice President - Finance
              and Chief Financial Officer
Dear Sirs:

         We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Corporation's registration statement on Form S-3 (No. 33-60127) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

         Title:  7 3/8% Debentures Due December 1, 2025.

         Principal Amount:  $250,000,000.

         Interest: 7 3/8% per annum, from December 8, 1995, payable semiannually in arrears on June 1 and December 1, commencing June 1, 1996, to holders of record on the preceding May 15 or November 15, as the case may be.

         Maturity:  December 1, 2025.

         Optional Redemption:  The Debentures are not redeemable at any time:

         Sinking Fund:  None.

         Delayed Delivery Contracts:  None.

         Purchase Price: 98.983% of principal amount, plus accrued interest from December 8, 1995, if any.


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         Expected Reoffering Price:  99.858% of principal amount, plus accrued interest from December 8, 1995, if any.

         Closing: 9:00 A.M. on December 8, 1995, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York with payment to be made in immediately available funds.

         Names and Addresses of Underwriters:

         Salomon Brothers Inc
         7 World Trade Center
         New York, New York 10048

         Dillon, Read & Co. Inc.
         535 Madison Avenue
         New York, New York 10022

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004

         Morgan Stanley & Co., Incorporated
         1221 Avenue of the Americas
         New York, New York 10020

         The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The legal opinion referred to in Section 5(f) of the Underwriting Agreement and Schedule III thereto shall be delivered by James F. Kelley, Senior Vice President- Law of the Corporation.

         The specified percentage of the principal amount of the Securities for the purposes of Section 10 of the Underwriting Agreement shall be 10%.

         The Securities will be made available for checking and packaging at the office of The Bank of New York at least 24 hours prior to the Closing Date.

         This Terms Agreement, including your acceptance hereof, may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original,

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but all such respective counterparts shall together constitute one and the same instrument.

         Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                  Very truly yours,


                                  SALOMON BROTHERS INC


                                  By: /s/ Jenny A. Hourihan
                                      ------------------------
                                  Title: Vice President
                                         ---------------------


                                  DILLON, READ & CO. INC.

                                  By: /s/ A. Peter Foote
                                      ------------------------
                                  Title: Sr. V. P.
                                         ---------------------



                                  /s/Goldman, Sachs & Co.
                                  ----------------------------
                                  (Goldman, Sachs & Co.)


                                  MORGAN STANLEY & CO.
                                   INCORPORATED


                                  By: /s/ William H. White
                                      ------------------------
                                  Title: Principal
                                         ---------------------




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                                   SCHEDULE A

                                                Principal
         Underwriter                            Amount
         ------------                           ---------

         Salomon Brothers Inc                 $62,500,000

         Dillon, Read & Co. Inc.               62,500,000

         Goldman, Sachs & Co.                  62,500,000

         Morgan Stanley & Co. Incorporated     62,500,000

 Total  . . . . . . . . . . . . . . . . .    $250,000,000
                                             ============









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To:      Salomon Brothers Inc
         7 World Trade Center
         New York, New York 10048

         Dillon, Read & Co. Inc.
         535 Madison Avenue
         New York, New York 10022

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004

         Morgan Stanley & Co., Incorporated
         1221 Avenue of the Americas
         New York, New York 10020


         We accept the offer contained in your letter, dated December 5, 1995, relating to $250,000,000 principal amount of our 7 3/8% Debentures Due December 1, 2025. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-60127) (the "Underwriting Agreement") are true and correct and no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

Dated: December 5, 1995           Very truly yours,

                                  GEORGIA-PACIFIC CORPORATION


                                  By: /s/ John F. McGovern
                                      --------------------------
                                     John F. McGovern
                                     Executive Vice President - Finance
                                      and Chief Financial Officer